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                     STOCK OPTION AGREEMENT

This  Stock Option Agreement ("Agreement"), dated as of  November
10,  1998, is between UNITED SECURITY BANCORPORATION ("USBN") and
BANCWEST FINANCIAL CORPORATION ("Bancwest").

                               RECITALS

Bancwest and USBN have executed an Agreement and Plan of Merger ("Plan"), of even date with this Agreement, under which Bancwest will merge with and into USBN, and Bank of the West, the wholly owned subsidiary of Bancwest, will become a wholly owned subsidiary of USBN upon completion of the merger ("Merger") contemplated in the Plan.

By negotiating and executing the Plan and by taking actions necessary or appropriate to effect the transactions contemplated by the Plan, USBN has incurred and will incur substantial direct and indirect costs (including, without limitation, the costs of management and employee time) and will forgo the pursuit of certain alternative investments and transactions.

                            AGREEMENT

THEREFORE, in consideration of the promises set forth in this Agreement and in the Plan, the parties agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth in this Agreement, Bancwest irrevocably grants an option ("Option") to USBN to purchase an aggregate of 90,502 authorized but unissued shares of Bancwest's capital stock ("Common Stock") (which if issued, and assuming exercise of outstanding options to acquire the Common Stock, would represent approximately 19.9% of total stock issued and outstanding), at a per share price of $45.00 ("Option Price").

2.   Exercise  of  Option.   Subject to the  provisions  of  this
Section 02 and of Section 0130 of this Agreement, this Option may be exercised by USBN or any transferee as set forth in Section 05 of this Agreement, in whole or in part, at any time, or from time to time in any of the following circumstances:

a. Bancwest or its board of directors executes a written agreement or recommends to Bancwest shareholders to approve or otherwise vote in favor of an agreement (other than the Plan) under which any entity, person or group (collectively "Person"), within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), would: (1) merge or consolidate with, acquire 51% or more of the assets or liabilities of, or enter into any similar transaction with Bancwest, or (2) purchase or otherwise acquire (including by merger, reorganization, consolidation, share exchange or any similar transaction) securities representing 10% or more of Bancwest's voting shares;

b.   any  Person (other than USBN or any of its subsidiaries  and
other       than any Person beneficially owning as of the date of
this Agreement 10% or more of Bancwest's voting shares) acquires the beneficial ownership or the right to acquire beneficial ownership of securities which, when aggregated with other such securities owned by such Person, represents 10% or more of the voting shares of Bancwest (the term "beneficial ownership" for purposes of this Agreement has the meaning set forth in Section 13(d) of the Exchange Act, and the regulations promulgated under the Exchange Act); notwithstanding the foregoing, the Option will not be exercisable in the circumstances described
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above  in  this subsection 20 if a Person acquires the beneficial ownership of securities which, when aggregated with other such securities owned by such Person, represents 10% or more, but less than 25%, of Bancwest's voting shares and the transaction does not result in, and is not presumed to constitute, "control" as defined under Section 7(j) of the Federal Deposit Insurance Act or 12 CFR Part 303.4; or

c. failure of the shareholders to approve the Merger by the required affirmative vote at a meeting of the shareholders, after any Person (other than USBN or a subsidiary of USBN) announces publicly or communicates, in writing, to Bancwest a proposal to
(1) acquire Bancwest (by merger, reorganization, consolidation, the purchase of 51% or more of its assets or liabilities, or any other similar transaction), (2) purchase or otherwise acquire securities representing 25% or more of the voting shares of Bancwest or (3) change the composition of the board of directors of Bancwest.

It is understood and agreed that the Option will become exercisable on the occurrence of any of the above-described circumstances even though the circumstance occurred as a result, in part or in whole, of the board of Bancwest complying with its fiduciary duties.

Notwithstanding the foregoing, the Option may not be exercised if either (1) any applicable and required governmental approvals have not been obtained with respect to such exercise or if such exercise would violate any applicable regulatory restrictions, or
(2) at the time of exercise, USBN is failing in any material respect to perform or observe its material covenants or conditions under the Plan, unless the reason for such failure is that Bancwest is failing to perform or observe its covenants or conditions under the Plan.

3. Notice, Time and Place of Exercise. Each time that USBN or any transferee wishes to exercise any portion of the Option, USBN or such transferee will give written notice of its intention to exercise the Option specifying the number of shares as to which the Option is being exercised ("Option Shares") and the place and date for the closing of the exercise (which date may not be later than ten business days from the date such notice is mailed). If any law, regulation or other restriction will not permit such exercise to be consummated during this ten-day period, the date for the closing of such exercise will be within five days following the cessation of the restriction on consummation.

4. Payment and Delivery of Certificate(s). At any closing for an exercise of the Option or any portion thereof, (a) USBN and Bancwest will each deliver to the other certificates as to the accuracy, as of the closing date, of their respective representations and warranties under this Agreement, (b) USBN or the transferees will pay the aggregate purchase price for the shares of Common Stock to be purchased by delivery of a certified or bank cashier's check in immediately available funds payable to the order of Bancwest, and (c) Bancwest will deliver to USBN or the transferees a certificate or certificates representing the shares so purchased.



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5.   Transferability of the Option and Option Shares.  Before the
Option, or a portion of the Option, becomes exercisable in accordance with the provisions of Section 02 of this Agreement, neither the Option nor any portion of the Option will be transferable. If any of the events or circumstances set forth in Sections 020 through 0 above occur, USBN may freely transfer, subject to applicable federal and state securities laws, the Option or any portion of the Option, or any of the Option Shares.


For purposes of this Agreement, a reorganization or consolidation of USBN (whether or not USBN is the surviving entity) or an acquisition of USBN will not be deemed a transfer.

6.    Representations,  Warranties  and  Covenants  of  Bancwest.
Bancwest represents and warrants to USBN as follows:

a. Due Authorization. This Agreement has been duly authorized by all necessary corporate action on the part of Bancwest, has been duly executed by a duly authorized officer of Bancwest and constitutes a valid and binding obligation of Bancwest. No shareholder approval by Bancwest shareholders is required by applicable law or otherwise before the exercise of the Option in whole or in part.

b. Option Shares. Bancwest has taken all necessary corporate and other action to authorize and reserve and to permit it to issue and, at all times from the date of this Agreement to such time as the obligation to deliver shares under this Agreement terminates, will have reserved for issuance, at the closing(s) upon exercise of the Option, or any portion of the Option, the Option Shares (subject to adjustment, as provided in Section 08 below), all of which, upon issuance under this Agreement, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests, including any preemptive right of any of the shareholders of Bancwest.

c. No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by it will violate or result in any violation of or be in conflict with or constitute a default under any term of the articles of incorporation or bylaws of Bancwest or any agreement, instrument, judgment, decree, law, rule or order applicable to Bancwest or any subsidiary of Bancwest or to which Bancwest or any such subsidiary is a party.

d. Notification of Record Date. At any time from and after the date of this Agreement until the Option is no longer exercisable, Bancwest will give USBN or any transferee 30 days prior written notice before setting the record date for determining the holders of record of the Common Stock entitled to vote on any matter, to receive any dividend or distribution or to participate in any rights offering or other matters, or to receive any other benefit or right, with respect to the Common Stock.

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7.   Representations,  Warranties and Covenants  of  USBN.   USBN
represents and warrants to Bancwest as follows:

a.   Due  Authorization.  This Agreement has been duly authorized by  all necessary corporate action on the part of USBN, has  been
duly   executed  by  a  duly  authorized  officer  of  USBN   and
constitutes a valid and binding obligation of USBN.

b. Transfers of Common Stock. No shares of Common Stock acquired upon exercise of the Option will be transferred except in a transaction registered or exempt from registration under any applicable securities laws.

c. No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by it will violate or result in any violation of or be in conflict with or constitute a default under any term of the certificate of incorporation or bylaws of USBN or any agreement, instrument, judgment, decree, law, rule or order applicable to USBN or any subsidiary of USBN or to which USBN or any such subsidiary is a party.

8. Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, reorganizations, recapitalizations, combinations, exchanges of shares or the like, the number and kind of shares or securities subject to the Option and the purchase price per share of Common Stock will be appropriately adjusted. If, before the Option terminates or is exercised, Bancwest is acquired by another party, consolidates with or merges into another corporation or liquidates, USBN or any transferee will thereafter receive, upon exercise of the Option, the securities or properties to which a holder of the number of shares of Common Stock then deliverable upon the exercise thereof would have been entitled upon such acquisition, consolidation, merger, reorganization or liquidation, and Bancwest will take all steps in connection with such acquisition, consolidation, merger, reorganization or liquidation as may be necessary to assure that the provisions of this Agreement will thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or property thereafter deliverable upon exercise of the Option.

9. Nonassignability. This Agreement binds and inures to the benefit of the parties and their successors. This Agreement is not assignable by either party, but USBN may transfer the Option, the Option Shares or any portion of the Option or Option Shares in accordance with Section 05. A merger, reorganization or consolidation of USBN (whether or not USBN is the surviving entity) or an acquisition of USBN will not be deemed an assignment or transfer.

10. Regulatory Restrictions. Bancwest will use its best efforts to obtain or to cooperate with USBN or any transferee in obtaining all necessary regulatory consents, approvals, waivers or other action (whether regulatory, corporate or other) to permit the acquisition of any or all Option Shares by USBN or any transferee.

11. Remedies. Bancwest agrees that if for any reason USBN or any transferee will have exercised its rights under this Agreement and Bancwest will have failed to issue the Option Shares to be issued upon such exercise or to perform its other obligations under this Agreement, unless such action

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would  violate any applicable law or regulation by which Bancwest is bound, then USBN or any transferee will be entitled to specific performance and injunctive and other equitable relief. USBN agrees that if it fails to perform any of its obligations under this Agreement, then Bancwest will be entitled to specific
performance  and  injunctive and other  equitable  relief.   This
provision is without prejudice to any other rights that Bancwest or USBN or any transferee may have against the other party for any failure to perform its obligations under this Agreement.

12. No Rights as Shareholder. This Option, before it is exercised, will not entitle its holder to any rights as a shareholder of Bancwest at law or in equity. Specifically, this Option, before it is exercised, will not entitle the holder to vote on any matter presented to the shareholders of Bancwest or, except as provided in this Agreement, to any notice of any meetings of shareholders or any other proceedings of Bancwest.



13.  Miscellaneous.

a. Termination. This Agreement and the Option, to the extent not previously exercised, will terminate upon the earliest of (1) December 31, 1999; (2) the mutual agreement of the parties to this Agreement; (3) 31 days after the date on which any application for regulatory approval for the Merger has been denied, but if before the expiration of the 31-day period, Bancwest or USBN is engaged in litigation or an appeal procedure relating to an attempt to obtain approval of the Merger, this Agreement will not terminate until the later of (i) December 31, 1999, or (ii) 31 days after the completion of the litigation and appeal procedure; (4) the 30th day following the termination of the Plan for any reason other than a material noncompliance or default by USBN with respect to its obligations under it; or (5) the date of termination of the Plan if the termination is due to a material noncompliance or default by USBN with respect to its obligations under it; but if the Option becomes exercisable pursuant to Section 2 of this Agreement before the termination of this Agreement, then the exercise will promptly close under
Section 04 of this Agreement, even though that closing date is after the termination of this Agreement; and if the Option is transferred pursuant to Section 5 of this Agreement before the termination of this Agreement, the Option may be exercised by the transferee at any time within 31 days after the date of termination even though such exercise or the closing of such exercise occurs after the termination of this Agreement.

b.   Amendments.   This Agreement may not be  modified,  amended,
altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties.

c. Severability of Terms. Any provision of this Agreement that is invalid, illegal or unenforceable is ineffective only to the extent of the invalidity, illegality or unenforceability without affecting in any way the remaining provisions or rendering any other provisions of this Agreement invalid, illegal or unenforceable. Without limiting the generality of the foregoing, if the right of USBN or any transferee to exercise the Option in full for the total number of shares of Common Stock or other securities or property issuable upon the exercise of the Option is limited by applicable law, or otherwise, USBN or any

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transferee may, nevertheless, exercise the Option to the  fullest extent permissible.

d. Notices. All notices, requests, claims, demands and other communications under this Agreement must be in writing and must be given (and will be deemed to have been duly received if so given) by delivery, by cable, telecopies or telex, or by registered or certified mail, postage prepaid, return receipt requested, to the respective parties at the addresses below, or to such other address as either party may furnish to the other in writing. Change of address notices will be effective upon receipt.


If to Bancwest to:

Bancwest Financial Corporation
P.O. Box 1597
Walla Walla, Washington 99362
Attn: Wes E. Colley



With a copy to:

Glen P. Garrison
Keller Rohrback LLP
1201 Third Avenue, Suite 3200
Seattle, Washington 98101-3052


If to USBN, to:

United Security Bancorporation
N. 9506 Newport Hwy
Spokane, Washington 99218
Attn: William C. Dashiell and Richard C. Emery


With a copy to:

Stephen M. Klein, Esq.
Graham & Dunn, P.C.
1420 Fifth Avenue, 33rd Floor
Seattle, WA  98101-2390


a. Governing Law and Venue. The parties intend this Agreement and the Option, in all respects, including all matters of construction, validity and performance, to be governed by the laws of the State of Washington, without giving effect to conflicts of law principles. Any actions brought by either party against the other arising under this Agreement must be filed in Spokane County, Washington, and each party consents to personal jurisdiction in Spokane County.

b.   Counterparts.   This Agreement may be  executed  in  several
counterparts, each of which is an original, and all of which together constitute one and the same agreement.

c. Effects of Headings. The section headings in this Agreement are for convenience only and do not affect the meaning of its provisions.
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Dated November 10, 1998:

UNITED SECURITY BANCORPORATION

By: /s/ William C. Dashiell
     William C. Dashiell
Its: Chairman


By: /s/ Richard C. Emery
     Richard C. Emery
Its: President and Chief Executive Officer


BANCWEST FINANCIAL CORPORATION

By: /s/ Wes E. Colley
     Wes E. Colley
      Its: Chairman and President

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